Exhibit 99.1

SemGroup Corporation Announces Third Quarter 2016 Results and Dividend

Tulsa, Okla. - November 7, 2016 - SemGroup® Corporation (NYSE:SEMG) today announced its third quarter 2016 financial results and quarterly dividend.

SemGroup reported third quarter 2016 revenues of $327.8 million with a net loss attributable to SemGroup of $(7.4) million, or a loss of $(0.14) per diluted share. This compares with second quarter 2016 revenues of $287.4 million with net income attributable to SemGroup of $8.0 million, or $0.18 per diluted share. Third quarter 2015 revenues totaled $397.1 million with net income attributable to SemGroup of $4.9 million, or $0.11 per diluted share.

SemGroup's third quarter 2016 Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $71.3 million, up approximately 5 percent from $67.6 million in second quarter 2016 but down 6 percent from $75.9 million in third quarter 2015. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

"SemGroup delivered solid results for the third quarter and continued to execute key steps in our growth strategy," said Carlin Conner, president and chief executive officer of SemGroup. "In addition to the acquisition of our former MLP, we also made construction progress on Maurepas Pipeline and announced plans to build a new Canadian sour gas plant, which we expect to be fully contracted by startup. By focusing on regional customer infrastructure gaps, we are capturing growth opportunities in this ‘lower for longer’ market."

As previously announced, the company closed on its agreement to acquire all of the outstanding common units of its former MLP, Rose Rock Midstream L.P., in an all stock-for-unit transaction. The transaction simplifies SemGroup's corporate capital structure and is expected to deliver important benefits to shareholders.

Recent Developments
In October, SemGroup's subsidiary SemCAMS announced that it will build a new 200 mmcf/d sour gas processing plant in the Wapiti area of the Montney play in Alberta. The new plant is underpinned by a 15-year, take-or-pay contract for a portion of the capacity. The plant is expected to be fully committed prior to the anticipated startup in mid-2019. The new sour gas plant is estimated to cost $225 million to $250 million.

Third Quarter 2016 Dividend
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.45 per share, resulting in an annualized dividend of $1.80 per share. The dividend will be paid on November 28, 2016 to all common shareholders of record on November 18, 2016.

2016 Guidance
Consistent with guidance provided the last two quarters, SemGroup continues to expect its 2016 Adjusted EBITDA to be below the midpoint of its previously announced guidance range, due primarily to the company's sale of NGL Energy Partners LP units.

Earnings Conference Call
SemGroup will host a conference call for investors today, November 7, 2016, at 1:30 p.m. ET. The call can be accessed live over the telephone by dialing 1.855.239.1101, or for international callers, 1.412.542.4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto

Exhibit 99.1

SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will be available following the call. The third quarter 2016 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, Okla., SemGroup® Corporation (NYSE:SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measure, Adjusted EBITDA, is not a GAAP measure and is not intended to be used in lieu of GAAP presentation of net income (loss), which is the most closely associated GAAP measure. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non-recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.

This measure may be used periodically by management when discussing our financial results with investors and analysts and is presented as management believes it provides additional information and metrics relative to the performance of our businesses. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements

Exhibit 99.1

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the failure to realize the anticipated benefits of the transaction, consummated on September 30, 2016, pursuant to which we acquired all of the outstanding common units of our subsidiary, Rose Rock Midstream, L.P., not already owned by us; our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreement and the indentures governing our senior notes, including requirements under our credit agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Alisa Perkins

Exhibit 99.1

918-524-8081
investor.relations@semgroupcorp.com

Media:
Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets	$612,484	$480,381
Property, plant and equipment, net	1,696,010	1,566,821
Goodwill and other intangible assets	188,271	210,255
Equity method investments	438,194	551,078
Other noncurrent assets, net	51,573	45,374
Total assets	$2,986,532	$2,853,909
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25	$31
Other current liabilities	415,742	376,996
Total current liabilities	415,767	377,027
Long-term debt, excluding current portion	1,030,140	1,057,816
Other noncurrent liabilities	73,293	222,710
Total liabilities	1,519,200	1,657,553
Total owners' equity	1,467,332	1,196,356
Total liabilities and owners' equity	$2,986,532	$2,853,909

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenues	$327,764	$397,065	$287,377	$929,992	$1,072,601
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	218,503	274,639	176,842	592,292	710,869
Operating	52,636	53,267	54,707	157,537	167,157
General and administrative	20,583	23,045	20,775	62,419	78,272
Depreciation and amortization	24,912	26,022	25,048	74,007	74,430
Loss (gain) on disposal or impairment, net	1,018	(951)	1,685	16,010	1,479
Total expenses	317,652	376,022	279,057	902,265	1,032,207
Earnings from equity method investments	15,845	16,237	17,078	55,994	60,699
Gain (loss) on issuance of common units by equity method investee	—	136	—	(41)	6,033
Operating income	25,957	37,416	25,398	83,680	107,126
Other expenses, net	21,199	17,829	10,807	91,987	33,725
Income (loss) from continuing operations before income taxes	4,758	19,587	14,591	(8,307)	73,401
Income tax expense (benefit)	11,898	10,006	4,658	(4,851)	29,609
Income (loss) from continuing operations	(7,140)	9,581	9,933	(3,456)	43,792
Loss from discontinued operations, net of income taxes	—	(1)	(2)	(1)	(3)
Net income (loss)	(7,140)	9,580	9,931	(3,457)	43,789
Less: net income attributable to noncontrolling interests	225	4,707	1,922	11,167	14,153
Net income (loss) attributable to SemGroup Corporation	$(7,365)	$4,873	$8,009	$(14,624)	$29,636
Net income (loss) attributable to SemGroup Corporation	$(7,365)	$4,873	$8,009	$(14,624)	$29,636
Other comprehensive income (loss), net of income taxes	(7,051)	(20,210)	6,591	(4,569)	(23,750)
Comprehensive income (loss) attributable to SemGroup Corporation	$(14,416)	$(15,337)	$14,600	$(19,193)	$5,886
Net income (loss) per common share:
Basic	$(0.14)	$0.11	$0.18	$(0.31)	$0.68
Diluted	$(0.14)	$0.11	$0.18	$(0.31)	$0.67
Weighted average shares (thousands):
Basic	52,642	43,808	45,236	47,269	43,775
Diluted	52,642	43,971	45,647	47,269	43,969

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Net income (loss)	$(7,140)	$9,580	$9,931	$(3,457)	$43,789
Add: Interest expense	21,032	19,170	18,875	58,842	50,583
Add: Income tax expense (benefit)	11,898	10,006	4,658	(4,851)	29,609
Add: Depreciation and amortization expense	24,912	26,022	25,048	74,007	74,430
EBITDA	50,702	64,778	58,512	124,541	198,411
Selected Non-Cash Items and Other Items Impacting Comparability	20,588	11,171	9,121	92,046	27,546
Adjusted EBITDA	$71,290	$75,949	$67,633	$216,587	$225,957
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Loss (gain) on disposal or impairment, net	$1,018	$(951)	$1,685	$16,010	$1,479
Loss from discontinued operations, net of income taxes	—	1	2	1	3
Foreign currency transaction loss (gain)	659	(385)	1,543	3,671	(1,199)
Remove NGL equity losses (earnings) including loss (gain) on issuance of common units	38	742	—	(2,153)	(11,070)
Remove loss (gain) on impairment or sale of NGL units	—	—	(9,120)	30,644	(14,517)
NGL cash distribution	—	4,752	—	4,873	14,235
M&A transaction related costs	3,269	—	—	3,269	10,000
Inventory valuation adjustments including equity method investees	—	142	—	—	1,377
Employee severance and relocation expense	534	21	836	1,629	42
Unrealized loss (gain) on derivative activities	6,167	(4,546)	4,477	6,096	(3,316)
Depreciation and amortization included within equity earnings	7,283	6,412	7,138	20,960	19,134
Bankruptcy related expenses	—	33	—	—	224
Legal settlement expense	—	3,394	—	—	3,394
Non-cash equity compensation	1,620	1,556	2,560	7,046	7,760
Selected Non-Cash Items and Other Items Impacting Comparability	$20,588	$11,171	$9,121	$92,046	$27,546